Exhibit 4(cc)

GENERAL ELECTRIC CAPITAL CORPORATION

and

JPMORGAN CHASE BANK

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of November 22, 2002

(Supplemental to Third Amended and Restated Indenture

dated as of February 27, 1997)

THIRD SUPPLEMENTAL INDENTURE dated as of November 22, 2002 between GENERAL ELECTRIC CAPITAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”) and JPMORGAN CHASE BANK, a bank duly organized and existing under the laws of the State of New York (formerly known as The Chase Manhattan Bank), as sucessor trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Third Amended and Restated Indenture dated as of February 27, 1997 between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of May 3, 1999 and the Second Supplemental Indenture dated as of July 2, 2001 (as supplemented, the “Indenture”), providing for the issuance by the Company from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors of the Company; and

WHEREAS, the Indenture incorporates by reference Articles One through Fourteen of the General Electric Capital Corporation Third Amended and Restated Standard Global Multiple-Series Indenture Provisions dated as of February 27, 1997 (the “Standard Global Provisions”); and

WHEREAS, Sections 10.01(d) and (e) of the Indenture provide that the Company and the Trustee may enter into a supplemental indenture without the consent of the holders of the Securities in order to establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities pursuant to Section 2.01 and Section 2.02 of the Indenture and to make such other provisions in regard to matters or questions arising under the Indenture which shall not adversely affect the interests of the holders of any Outstanding Securities or Coupons; and

WHEREAS, all acts and things necessary to make this Third Supplemental Indenture a valid agreement of the Company according to its terms, have been done and performed, and the execution and delivery of this Third Supplemental Indenture have in all respects been duly authorized.

NOW, THEREFORE, WITNESSETH:

That in order to declare certain terms pertaining to the Securities issued after the date hereof and in consideration of the premises herein contained, the Company and the Trustee hereby agree:

SECTION 1.    For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.    Section 1.01 of the Indenture is amended and supplemented by adding the following definition therein, in the appropriate alphabetical sequence:

Common Depositary:

The term “Common Depositary” means a common depositary of Securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System and Clearstream Banking, S.A., each in its capacity as Depositary, and shall initially be JPMorgan Chase Bank.

SECTION 3.    Section 2.03 is amended by deleting the last two paragraphs thereof and adding the following three paragraphs at the end thereof:

“If the Company shall establish pursuant to Section 2.02 that the Securities of a Tranche are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section 2.03 and the Company Order with respect to such Tranche, authenticate and deliver one or more Registered Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such Tranche to be represented by one or more Registered Global Securities, (ii) shall be registered in the name of the Depositary and/or the Common Depositary for such Registered Global Security or Securities or the nominee of such Depositary or Common Depositary, (iii) shall be delivered by the Trustee to such Depositary or Common Depositary or pursuant to such Depositary’s or Common Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary” or “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Registered Global Security may not be transferred except as a whole by the Common Depositary to a nominee of the Common Depositary or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or any such nominee to a successor Common Depositary or a nominee of such successor Common Depositary.”

No holder of a beneficial interest in any Registered Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Registered Global Security, and such Depositary, or the Common Depositary, as applicable, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Registered Global Security for all purposes whatsoever. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Registered Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Security.

Each Depositary designated pursuant to Section 2.02 must, at the time of its designation and at all times while it serves as Depositary hereunder, be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, or any other applicable statute or regulation.”

SECTION 4.    Section 2.06 is amended by substituting the two paragraphs below in place of the twelfth and thirteenth paragraphs thereof:

“Notwithstanding any other provision of this Section 2.06, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a Tranche may not be transferred except as a whole by the Depositary or the Common Depositary for such Tranche to a nominee of such Depositary or Common Depositary or by a nominee of such Depositary or Common Depositary to such Depositary or Common Depositary or another nominee of such Depositary or Common Depositary or any such nominee to a successor Depositary or Common Depositary for such Tranche or a nominee of such successor Depositary or Common Depositary.

If at any time the Depositary for the Securities of a Tranche notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such Tranche or if at any time the Depositary for Securities of a Tranche shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary registered and in good standing as aforesaid with respect to the Securities of such Tranche. If a successor Depositary for the

Securities of such Tranche is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such Tranche, will authenticate and deliver Securities of such Tranche in definitive registered form without Coupons, in any authorized denominations, in an aggregate principal amount equal to the aggregate principal amount of the Registered Global Security or Securities representing such Registered Securities in exchange for such Registered Global Security or Securities.”

SECTION 5.    Section 2.06 of the Indenture is amended and supplemented by adding the words “or the Common Depositary therefor” immediately after the words “to such Depositary” in clause (ii) of the fifteenth paragraph thereof.

SECTION 6.    This Third Supplemental Indenture shall form a part of the Indenture for all purposes and every holder of Securities hereafter authenticated and delivered under the Indenture shall be bound hereby. The Indenture as supplemented by this Third Supplemental Indenture is hereby in all respects ratified and confirmed.

SECTION 7.    The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same or for the validity or sufficiency of this Third Supplemental Indenture.

SECTION 8.    This Third Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 9.    This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

JPMORGAN CHASE BANK hereby accepts the trusts in this Third Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, GENERAL ELECTRIC CAPITAL CORPORATION has caused this Third Supplemental Indenture to be signed and acknowledged by its Senior Vice President-Corporate Treasury and Global Funding Operation and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries, and JPMORGAN CHASE BANK has caused this Third Supplemental Indenture to be signed and acknowledged by one of its Vice Presidents and its corporate seal to be affixed hereunto, and the same to be attested by one of its Trust Officers, as of the day and year first written above.

[CORPORATE SEAL]	GENERAL ELECTRIC CAPITAL CORPORATION

	By	/S/ KATHRYN A. CASSIDY
		Name:	Kathryn A. Cassidy
		Title:	Senior Vice President—Corporate
Treasury and Global Funding Operation

Attest:
/S/ DAVID P. RUSSELL
Title: Assistant Secretary

[CORPORATE SEAL]	JPMORGAN CHASE BANK, as Trustee

	By	/S/ JAMES P. FREEMAN
		Name:	James P. Freeman
		Title:	Vice President

Attest:
/S/ NATALIE B. PESCE
Title: Trust Officer

STATE OF CONNECTICUT	)
: ss.:
COUNTY OF FAIRFIELD	)

On the 22nd day of November, 2002, before me personally came Kathryn A. Cassidy, to me known, who, being by me duly sworn, did depose and say that she resides at 152 Cannon Road, Wilton, CT; that she is Senior Vice President—Corporate Treasury and Global Funding Operation of GENERAL ELECTRIC CAPITAL CORPORATION, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

[NOTARIAL SEAL]

/S/ LISA KING
Notary Public

STATE OF NEW YORK	)
: ss.:
COUNTY OF FAIRFIELD	)

On the 22nd day of November, 2002, before me personally came James P. Freeman, to me known, who, being by me duly sworn, did depose and say that s/he resides at 77 Prospect St., Stamford, CT; that s/he is a Vice President of JPMORGAN CHASE BANK, one of the entities described in and which executed the above instrument; that s/he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that s/he signed his/her name thereto by like authority.

[NOTARIAL SEAL]

/S/ EMILY FAYAN
Notary Public